Keurig Dr Pepper Inc.
Conflict Minerals Report
For the reporting period from January 1, 2018 to December 31, 2018

Introduction

Keurig Dr Pepper, Inc. (the “Company” or “KDP”) is committed to sourcing products, components and materials from companies that share our values regarding respect for human rights, ethics and environmental responsibility. To that end, we are committed to the ethical sourcing of minerals including tin, tantalum, tungsten and gold. There is concern that 3TG, often referred to as “Conflict Minerals,” could originate from certain mines in the Democratic Republic of the Congo (“DRC”) which are controlled by armed militias who use the proceeds from the sale of these minerals to fund ongoing conflict in the region.

KDP has prepared this Conflict Minerals Report (this “Report”) pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2018 to December 31, 2018 (the “Reporting Period”).

This Report describes KDP’s due diligence process and compliance with the Rule’s requirements. The Rule requires disclosure of certain information when a reporting company manufactures, or contracts to manufacture, products which contain the minerals specified in the Rule, if those minerals are necessary to the functionality or production of such products. The specified minerals, which the Company collectively refers to in this Report as “3TG”, are gold, columbite-tantalite (coltan), cassiterite and wolframite and their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Background

On January 29, 2018, Dr Pepper Snapple Group, Inc. (“DPS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among DPS, Maple Parent Holdings Corp. (“Maple”) and Salt Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub merged with and into Maple, with Maple surviving the merger as a wholly owned subsidiary of DPS (the “Merger”). Maple is a holding company that conducts substantially all of its business through Keurig Green Mountain, Inc. (“Keurig”). Prior to the closing of the Merger, Keurig was a privately-held corporation, and DPS a publicly traded company. The Merger was consummated on July 9, 2018 (the “Merger Date”), at which time DPS changed its name to “Keurig Dr Pepper Inc.” and began trading on the New York Stock Exchange under the symbol “KDP”.

This Report covers the activities of the legacy-Keurig business during the Reporting Period, both from January 1, 2018 up to the Merger Date, as well as from the Merger Date through the end of the Reporting Period. There are no products that legacy-DPS business contracted to manufacture, or manufactured, during the Reporting Period which are considered in-scope products according to the Rule.

Reporting Scope

As described in this Report, certain 3TG are necessary to the functionality or production of products that the Company contracted to manufacture, or manufactured, during the Reporting Period. These products are Keurig’s brewers, as well as products manufactured and sold by the business formerly known as VKI Technologies Inc. (“VKI”) which is owned by Keurig Canada Inc., an indirect wholly-owned subsidiary of Keurig (collectively, Keurig’s and VKI’s in-scope products, the “Covered Products”).

Our Approach

KDP uses components and materials containing 3TG in its Covered Products but does not purchase 3TG directly from mines, smelters, or refiners. Therefore, we must collaborate with suppliers, industry peers, and other stakeholders as described in this Report.

KDP is a member of the Responsible Minerals Initiative (“RMI”), a multi-industry initiative addressing Conflict Minerals issues in the supply chain (unique member code KEUR). The RMI’s Conflict Minerals Reporting Template (“CMRT”) is a widely-used standard form to collect information through the supply chain, including the names of 3TG smelters and refiners (“SORs”). RMI also manages the Responsible Minerals Assurance Process (“RMAP”), which uses independent third-party audits to assess whether 3TG SORs have systems in place to source 3TG in conformance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (“OECD Guidance”)1. We use the CMRT to survey our suppliers and identify SORs in our supply chain, and the RMAP to determine the country of origin and conformance status of minerals.

In accordance with the Rule, KDP has in good faith conducted a reasonable country of origin inquiry (“RCOI”) regarding 3TG. This country of origin inquiry was designed to determine whether any of the 3TG used in the Covered Products originated in the Covered Countries and whether any of such 3TG may be from recycled or scrap sources. The Company also performed due diligence on the source and chain of custody of such 3TG as described in more detail below. KDP’s due diligence process is based on the OECD Guidance, referenced above.

Reasonable Country of Origin Inquiry

In 2018, KDP identified its direct suppliers of Covered Products, as well as one indirect supplier of Covered Products whom KDP engages with directly (such direct suppliers and indirect supplier, collectively, the “Suppliers”). KDP requested that each Supplier submit information to KDP using the CMRT.

The information submitted by KDP’s Suppliers in their CMRTs included information gathered by those Suppliers about the smelters and refiners identified in their own supply chains which KDP utilized to conduct further due diligence. As described in more detail below, KDP’s Responsible Sourcing team reviewed and analyzed each CMRT received.

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1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, 2016; https://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

KDP compared the list of SORs reported by Suppliers against the RMI’s Smelter Database2 to first determine which of the reported entities are known to be true smelters or refiners of 3TG (“Eligible SORs”). The list of Eligible SORs that our Suppliers reported as being in their supply chains is set forth in Annex I. The list of countries from which KDP believes the 3TG in its Covered Products may have originated is set forth in Annex II. This information was obtained through KDP’s membership in the RMI, using the RCOI report dated March 29, 2019 that is available to KDP as a member of RMI. Note that the RMI RCOI report only includes information for SORs that are “Conformant” according to RMAP. Through our RCOI, we found that:

–	Some 3TG is sourced through SORs that are not yet RMAP-Conformant and therefore we have not yet determined the country of origin of those minerals;

–	Some 3TG is sourced from RMAP-Conformant SORs, including SORs that source responsibly from the Covered Countries; and

–	Some 3TG also may have originated from recycled or scrap sources.

In addition to the RMI RCOI data available to KDP, select Suppliers reported to KDP that they source from the Covered Countries in their CMRTs:

–
Several Suppliers reported that they source from the Covered Countries and reported to KDP the names of the SORs found to source from the Covered Counties. KDP referenced the RMI Smelter Database and confirmed that the SOR names provided are RMAP Conformant.

–	Two Suppliers provided SOR names that we confirmed have ceased operations or have been re-classified as non-smelters by the RMI.

–
One Supplier reported that they source from the Covered Countries but did not provide the corresponding SOR names. In this case, KDP could not cross reference Smelter Database for SOR Conformance status.

Ultimately, KDP relies on the RMI RCOI data as the most accurate information for our RCOI.

The information obtained from our Suppliers indicated that there was reason to believe that a portion of 3TG used in the Covered Products may have originated in the Covered Countries and were not exclusively from recycled or scrap sources, triggering the due diligence steps described in the following sections.

Due Diligence

Design of Due Diligence

KDP designed its due diligence measures in accordance with the OECD Guidance.

The OECD Guidance utilizes a five-step process for due diligence:

Step 1: Establish Strong Company Management Systems
Step 2: Identify and Assess Risks in the Supply Chain
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Step 4: Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices
Step 5: Report Annually on Supply Chain Due Diligence

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2 The RMI Smelter Database was exported and referenced as of our cutoff date of April 29, 2019:
http://www.responsiblemineralsinitiative.org/members/smelter-database/

Below is a description of KDP’s due diligence measures performed for the Reporting Period.

Due Diligence Measures Performed

Step 1: Establish Strong Company Management Systems:

Prior to the Merger Keurig adopted a policy which remains in effect relating to 3TG incorporating the standards set forth in the OECD Guidance (the “Conflict Minerals Policy”) in its Responsible Sourcing Supplier Guidelines. All of Keurig’s Suppliers are required to adhere to its Responsible Sourcing Supplier Guidelines, which are available on its website at www.KeurigGreenMountain.com/SupplierGuidelines. KDP is in the process of developing a company-wide Supplier Code of Conduct which will be in place by December 31, 2019 and will cover all of KDP’s Suppliers.

Keurig’s Conflict Minerals Policy states in part that Keurig is committed to: (1) supporting the aims and objectives of the U.S. legislation on the disclosure of 3TG; (2) not knowingly procuring 3TG that originates from facilities in the Covered Countries that are not considered conflict free; and (3) ensuring compliance with the Keurig Conflict Minerals Policy.

Members from the Company’s Procurement, Legal, and Sustainability Teams were involved in the due diligence process, which was led by the Company’s Responsible Sourcing Team. Members of our Executive Leadership Team were briefed on the Company’s due diligence procedures and results, and reviewed and approved this report.

Requirements related to Conflict Minerals and related due diligence activities are generally included in our material Keurig Supplier contracts.

KDP has established a system of controls and transparency to determine the SORs in its 3TG supply chain by creating a process to engage Suppliers. KDP uses a third party software platform to collect, store, analyze and aggregate Supplier data for reporting purposes. It is also used to send automated reminders to Suppliers throughout the due diligence process.

KDP provided Suppliers with links to the RMI e-learning academy and other resources. There were two new Suppliers included in our due diligence process this year. Both Suppliers completed a series of four supplier training modules through the RMI e-learning platform including the following topics: 1. Introduction to Conflict Minerals Due Diligence, 2. Supplier Survey, 3. Risk Assessment, and 4. Strong Management Systems. Throughout the due diligence process, KDP also engaged in ongoing communication and provided support to its Suppliers to facilitate the completion of their CMRTs.

Suppliers and employees are encouraged to report any ethical concerns or violations by any KDP employee or agent acting on behalf of the supplier or KDP. Concerns or violations may be reported in the following ways:

•	Call: 800-349-4248 (U.S. & Canada) or 001-888-243-8076 (Mexico).

•	Mail: Attn: General Counsel | Keurig Dr Pepper | 5301 Legacy Drive | Plano, TX 75024.

•	Web: www.integrity-helpline.com/kdp.jsp

KDP retains Conflict Minerals documentation materials for five years after receipt.

Step 2: Identify and Assess Risks in the Supply Chain:

As described above, as part of its due diligence process KDP identified in scope Suppliers and requested that the Suppliers submit a completed CMRT.

Via our software platform, KDP then reviewed Suppliers’ completed CMRTs against a set of internally developed criteria for completeness and consistency. While 100% of Suppliers surveyed submitted a CMRT this year, there were several CMRTs that were incomplete, or where we identified inconsistencies which we were unable to resolve with the supplier before our cutoff date of April 29, 2019 despite numerous follow up requests. We intend to work with these suppliers to improve their responses year over year.

For Suppliers that indicated in their responses that they or a supplier in their supply chain did use 3TG in their part(s) and/or product(s) during the Reporting Period and provided the applicable smelter or refiner information, the Company reconciled the reported SORs against the RMI Smelter Database, which contains RMAP SOR Conformance status. (Available to RMI members at http://www.responsiblemineralsinitiative.org/members/smelter-database/)

Step 3: Design and Implement a Strategy to Respond to Identified Risks:

Where SORs were reported that are not RMAP-Conformant or Active (engaged in the RMAP program but not yet audited), KDP sent a notice via the platform asking applicable Suppliers to either work with their supply-chain to request the smelter to participate in the RMAP audit program, and/or work to transition away from the smelter, depending on level of identified risk. Further, there were also instances where inaccurate or outdated SOR information was reported to us, for example: smelters no longer in operation, or entities that could not be identified as known SORs. In these cases, we sent a notification to Suppliers asking them to work with their supply chain to obtain accurate smelter information. Our smelter action requests specified that we expect to see continuous improvement year over year in the reported smelter information.

In addition to the above, we also review our Suppliers’ CMRTs for due diligence activities, such as whether they have their own Conflict Minerals Policy. See below the Due Diligence Results section below where we report on the number of Suppliers who provided a policy that indicates a commitment to reasonably ensuring that only conflict-free materials and components are used in products/parts that are sold to KDP.

Lastly, several Suppliers indicated in their responses that they have not received complete information from their suppliers. When this happened, we requested that they work to improve their response rate.

Step 4: Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices

As a member of the RMI, KDP leverages information from the independent third party audits of the SORs facilitated by initiatives such as the RMI’s RMAP and the London Bullion Market Association (LBMA), or Responsible Jewelry Council (RJC).

Step 5: Report Annually on Supply Chain Due Diligence:

As discussed above, KDP is reporting on supply chain due diligence by publishing a Conflict Minerals Report for the Reporting Period on KDP’s corporate website (https://www.keurigdrpepper.com/en/our-company/ethics-and-compliance).

Due Diligence Results

Many of our Supplier responses represented their supply chain at a company level rather than being product specific. Therefore, the list of SORs contained in this report may contain more SORs than those that actually process the conflict minerals contained in our products.

The total number of unique entities reported as SORs by the KDP supply base as a result of the 2018 survey was 348. Of these:

–	310 have been confirmed as being Eligible SORs by the RMI

–	32 were known to not be Eligible SORs, and

–	6 reported entities’ status could not be confirmed as of our cutoff date of April 29, 2019. This is compared to 52 entities in the prior year, a significant improvement.

Of the 310 Eligible SORs reported by KDP Suppliers:

–	251, or 81% had been validated by the RMI RMAP program as Conformant to an RMI recognized audit protocol (RMAP, LBMA, or RJC), a 1% increase from the prior year.

–	8 were in process or communication with RMAP, but had not achieved Conformant status as of April 26, 2019.

–	The remaining 51 have not been validated by the RMAP program as Conformant.
A list of all 310 of the Eligible SORs identified during the due diligence process is included in Annex I to this Report.

The 32 entities reported by our Suppliers that are not currently considered Eligible SORs fell into two categories:

–	8 companies that had been reclassified by RMI due to better understanding of their business (group company or did not meet the definition of a smelter), and

–	24 Eligible SORs that had either temporarily or permanently suspended operations.

As described above, we also requested Suppliers provide a policy that indicates a commitment to reasonably ensuring that only conflict free materials and components are used in products/parts sold to KDP. 40% of Suppliers provided a policy that meets this criterion, up from 37% in the prior year.

Future Due Diligence Improvements

KDP plans to continue to improve its due diligence measures by taking the following steps, among others:

–	Continuing to engage with Suppliers to obtain current, accurate and complete information about our supply chain;

–	Continuing to encourage Suppliers to build up their own due diligence processes including their own conflict minerals policy; and

–	Continuing to encourage Suppliers to request non-Conformant smelters to participate in the RMAP audit program, and/or work to transition away from such SORs.

Determination

Based on the information obtained pursuant to the due diligence process described above, KDP believes that the SORs that may have been used to process the 3TG in KDP products include the SORs listed in Annex I below. The list of countries from which KDP believes the 3TG in their products may have originated as well as any materials from recycled and scrap sources, is set forth in Annex II. The SOR information collected from our Suppliers continued to include a number of SORs that had not been audited and determined to be RMAP Conformant by the RMI, or any other recognized organization. The possible existence of such SORs in our supply chain is sufficient to prevent us from declaring with certainty that no armed groups directly or indirectly benefited as a result of the mining, transport or processing of 3TG in our products.

KDP has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Keurig’s Conflict Minerals Policy, may affect KDP’s future determinations.

Annex I
List of Smelters and Refiners

The table below represents a consolidated list of SORs (310 in total) identified by KDP’s Suppliers. The results are based on:

•	Information provided by KDP’s Suppliers in their CMRTs; and

•	The Conformance status indicated in the RMI Smelter Database as of April 29, 2019

“SOR Country” refers to the location of the SOR, not the source of minerals. Refer to Annex II for the list of countries from which 3TG may have originated.

SORs that have been validated by the RMAP program as Conformant:

Metal	SOR Name	SOR Country	SOR ID
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

SORs that have not been validated by the RMAP program as Conformant:

Metal	SOR Name	SOR Country	SOR ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Caridad	MEXICO	CID000180
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM	CID002572
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Super Ligas	BRAZIL	CID002756
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Annex II
Countries from which the minerals in the Covered Products may have originated

Based on RMI’s Reasonable Country of Origin Inquiry report dated March 29, 2019, the countries of origin of the 3TG processed by SORs listed in ANNEX I are believed to include the following Note that the RMI RCOI report only includes information for SORs that are “Conformant” according to RMAP:

Gold:

Argentina	Finland	Niger
Armenia	Georgia	Papua New Guinea
Australia	Ghana	Peru
Azerbaijan	Guatemala	Philippines
Benin	Guinea	Puerto Rico
Bolivia (Plurinational-State of)	Guyana	Russian Federation
Brazil	Honduras	Saudi Arabia
Burkina Faso	Indonesia	Senegal
Canada	Iran	Slovakia
Chile	Ivory Coast	Solomon Islands
China	Kazakhstan	South Africa
Colombia	Kenya	Spain
Congo, Democratic Republic of the	Kyrgyzstan	Suriname
Cyprus	Laos	Swaziland
Dominican Republic	Lebanon	Sweden
Ecuador	Malaysia	Tanzania
Egypt	Mali	Thailand
Eritrea	Mauritania	Togo
Ethiopia	Mauritius	Turkey
	Mexico	United States of America
	Mongolia	Uruguay
	Morocco	Uzbekistan
	Namibia	Zambia
Nicaragua

Tantalum:

Australia	Colombia	Malaysia
Austria	Congo, Democratic-Republic of the	Mozambique
Bolivia (Plurinational-State of)	Ethiopia	Nigeria
Brazil	Guinea	Russian Federation
Burundi	India	Rwanda
China	Madagascar	Sierra Leone
Thailand

Tin:

Australia	Guinea	Russian Federation
Bolivia (Plurinational-State of)	Indonesia	Rwanda
Brazil	Laos	Taiwan
Burundi	Malaysia	Thailand
China	Mongolia	Uganda
Congo, Democratic-Republic of the	Myanmar	United Kingdom of Great-Britain and Northern Ireland
	Nigeria	Venezuela
Peru
Portugal

Tungsten:

Australia	Mongolia
Bolivia (Plurinational-State of)	Myanmar
Brazil	Nigeria
Burundi	Peru
China	Russian Federation
Congo, Democratic-Republic of the	Rwanda
Guinea	Taiwan
Indonesia	Thailand
Laos	United Kingdom of Great-Britain and Northern Ireland
Malaysia	United States of America